UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 1, 2008
Ready Mix, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-32440	86-0830443
(Commission File Number)	(IRS Employer Identification Number)

4602 East Thomas Road, Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 957-2722
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
       Effective November 1, 2008, Ready Mix, Inc. (the “Company”) implemented a 5% reduction to the base salary of all salaried employees in the Company.
     As a result of the base salary reduction, the annual base salary of the Company’s President, Robert De Ruiter, decreased $8,250 to a new base annual salary of $156,750, which may be adjusted from time to time by the Company’s compensation committee and subject to the approval of the board of directors.
     The annual base salary of the Company’s Chief Financial Officer, Clint Tryon, decreased $7,500 to a new base annual salary of $142,500, which may be adjusted from time to time by the Company’s compensation committee and subject to the approval of the board of directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Mix, Inc.
Date: November 4, 2008	By:	/s/ Clint Tryon
Clint Tryon
Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer